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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  AUGUST 31, 1995




                    NATIONAL CONVENIENCE STORES INCORPORATED
             (Exact name of registrant as specified in its charter)



              DELAWARE                 1-7936                74-1361734
    (State or other jurisdiction    (Commission            (IRS Employer
          of incorporation)          File Number)        Identification No.)





                100 WAUGH DRIVE
                 HOUSTON, TEXAS                             77007
  (Address of principal executive offices)                (Zip Code)



         Registrant's telephone number, including area code:  (713) 863-2200





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ITEM 5.  OTHER EVENTS.

Announcement of Response to Circle K Offer

         On August 31, 1995, National Convenience Stores Incorporated (the "Company") issued a press release (the "Press Release") which, among other things, announced that the Company's Board of Directors had unanimously rejected The Circle K Corporation's previously disclosed unsolicited $17.00 per share cash acquisition proposal (the "Offer"). As noted in the Press Release, the Company's Board of Directors based its judgment in part on the opinion of the Company's financial advisor, Merrill Lynch & Co., that the cash consideration proposed to be received by the Company's stockholders pursuant to the Offer is inadequate from a financial point of view. Copies of the Press Release and the opinion of Merrill Lynch & Co. are attached as Exhibits hereto.

Adoption of Stockholder Rights Plan

         On August 31, 1995, the Board of Directors of the Company declared a dividend of one Right for each outstanding share of the Company's Common Stock, par value $.01 per share ("Common Stock"), payable on September 11, 1995 to stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a Purchase Price of $55 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of August 31, 1995 (the "Rights Agreement") between the Company and Boatmen's Trust Company, as Rights Agent.

         Initially, the Rights will be attached to all certificates representing outstanding shares of Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days (or such later date as may be determined by the Company's Board of Directors before the Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates (together with a copy of the Summary of Rights or bearing the notation referred to below) and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after September 11, 1995 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock outstanding (with or without a copy





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of the Summary of Rights) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Company, its subsidiaries and their employee benefit plans will not at any time be deemed Acquiring Persons.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 31, 2005, unless earlier redeemed or exchanged by the Company as described below. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon exercise or conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

         In the event (a "Flip-In Event") that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at an exercise price of $55 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $110 worth of Common Stock (or other consideration, as noted above), based upon its Current Market Price, for $55. Assuming that the Common Stock had a Current Market Price of $22 per share at such time, the holder of each valid Right would be entitled to purchase 5 shares of Common Stock for $55.





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         In the event (a "Flip-Over Event") that, at any time on or after the
Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

         The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of Units issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         The shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will




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be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         At any time after the occurrence of a Flip-In Event, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely effect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain related parties), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to this Current Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)      Exhibits

                          4.1 Rights Agreement dated as of August 31, 1995 between National Convenience Stores Incorporated and Boatmen's Trust Company as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock of National Convenience Stores Incorporated setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock. Pursuant to the Rights Agreement, Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).

                         99.1     Press Release dated August 31, 1995.

                         99.2 Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated dated August 31, 1995.





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                                  SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NATIONAL CONVENIENCE STORES
                                      INCORPORATED



Dated: September 1, 1995             By: /s/  A. J. GALLERANO
                                        _____________________________________
                                        A. J. Gallerano
                                        Senior Vice President, General Counsel
                                        and Secretary





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                                 EXHIBIT INDEX

     Exhibit
      Number                        Description
     -------                        -----------

      4.1 Rights Agreement dated as of August 31, 1995 between National Convenience Stores Incorporated and Boatmen's Trust Company as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock of National Convenience Stores Incorporated setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock. Pursuant to the Rights Agreement, Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).

     99.1       Press Release dated August 31, 1995

     99.2 Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated dated August 31, 1995